Exhibit 10.4
PROSPECTUS

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

GENERAL MOTORS COMPANY
COMMON STOCK, PAR VALUE $0.01

This Prospectus relates to shares of stock that General Motors Company will offer and deliver under the

GENERAL MOTORS COMPANY 2009 LONG-TERM INCENTIVE PLAN
and the
GENERAL MOTORS COMPANY SALARY STOCK PLAN

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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General Motors Company has not authorized anyone to provide you with information that is different from the information contained in this Prospectus or in the documents which are part of this Prospectus through incorporation by reference.

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The date of this Prospectus is June 5, 2013

About this Prospectus

This Prospectus describes the General Motors Company 2009 Long-Term Incentive Plan (“LTIP”) and the General Motors Company Salary Stock Plan (“SSP” and together with the LTIP, the “Plans” and each a “Plan”). Unless the context indicates otherwise, for the periods on or subsequent to July 10, 2009, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries. General Motors Company is the successor entity solely for accounting and financial reporting purposes to General Motors Corporation, which is sometimes referred to in this prospectus, for the periods on or before July 9, 2009, as “Old GM.” References in this Prospectus to “Common Stock” are to General Motors' Common Stock, Par Value $0.01.

For information about the Plans or GM, you should rely only on the information contained in this Prospectus or incorporated by reference. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

Because this is a summary, it may not contain all the information that may be important to you. You should review the entire Prospectus carefully, including the complete text of the Plans which is contained in Appendix A hereto and is also available on GM's intranet website Socrates at ExecuNet.

Incorporation of Certain Documents by Reference
The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until we sell all of the securities:

GM SEC Filings (File No. 1-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2012 (filed with the SEC on February 15, 2013)
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2013 (filed with the SEC on May 2, 2013) (as amended by Amendment No. 1 to such Quarterly Report on Form 10-Q (filed with the SEC on May 9, 2013))
Current Reports on Form 8-K	Dates filed: January 4, 2013, February 1, 2013, February 6, 2013, February 15, 2013, March 4, 2013, April 3, 2013, May 3, 2013, June 5, 2013 and June 11, 2013 (2)
The description of the common stock set forth in our registration statement on Form 8-A filed November 10, 2010.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Company
300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

General Information
The Board of Directors of General Motors approved the LTIP on November 2, 2009 and the SSP on October 5, 2009, as amended from time to time by the ECC.

The purpose of the LTIP is to provide incentives to eligible Employees for the creation of stockholder value through awards of Options, Restricted Stock Units and other Awards.

The purpose of the SSP is to compensate participating Employees in a manner that is within the compensation constraints and rules promulgated by the US Department of Treasury.

GM believes that these incentives will stimulate the efforts of Employees toward the long-term success of the Company and its subsidiaries, as well as the recruitment of new Employees.

The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.
ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS AND NOT DEFINED HEREIN SHALL HAVE THE DEFINITIONS SET FORTH IN SECTION 11 OF THE LTIP CONTAINTED IN APPENDIX A.1 HERETO OR IN SECTION 9 OF THE SSP CONTAINED IN APPENDIX A.2 HERETO, AS APPLICABLE.

Administration
The Plans are administered by the Executive Compensation Committee (the “Committee”). The Committee is comprised of no fewer than three (3) independent members of the Board of Directors of the Company. Board members are selected based upon criteria described in the Company's Definitive Proxy Statement filed on April 25, 2013. The Committee's composition shall satisfy the listing rules of the NYSE relating to executive compensation committee membership and such other requirements as provided in the Company's bylaws or as the Board shall otherwise determine. The members of the Committee and the Committee chair shall be appointed and may be replaced upon the recommendation of the Board and the corporate governance committee of the Board.
Under the LTIP, the Committee has full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the LTIP as may from time to time be adopted by the Board, to (i) select the Employees of the Company and its Subsidiaries to whom Awards may be granted under the Plan; (ii) determine the number of Shares to be covered by each Award granted under the Plan; (iii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled, and (iv) interpret and administer the LTIP and any Award Agreement, and establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP. The Committee may delegate to an appropriate Executive Officer of the Company responsibility for determining, within the limits established by the Committee, individual Awards for Employees who are not Committee members or Executive Officers of the Company.
Under the SSP, the Committee has full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the SSP as may from time to time be adopted by the Board, to (i) select the Employees to whom Awards may be granted under the Plan; (ii) determine the amount of base salary and other compensation to be delivered in the form of an Award under the Plan; (iii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, and (iv) interpret and administer the SSP, and establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the SSP. The Committee may delegate to an appropriate Executive Officer of the Company responsibility for determining, within the limits established by the Committee, individual Awards for Employees who are not Committee members or Executive Officers of the Company.

To request additional information about the Plans and their administrators, you may write or telephone the person indicated below:

Secretary of the Executive Compensation Committee
General Motors Corporation
Mail Code 482-C32-C66
300 Renaissance Center
Detroit, Michigan 48265-3000
Telephone number: (313) 665-3021

Shares Subject To the Plans

(1)	LTIP

a.
Subject to the provisions of clause (f) below, the aggregate number of Shares with respect to which Awards may be granted under the LTIP may not exceed 75,000,000 Shares. Shares subject to awards granted under the General Motors Company Salary Stock Plan and the General Motors Company Short-Term Incentive Plan shall reduce the number of Shares with respect to which Awards may be granted under the LTIP. Each share subject to a Stock Option or Stock Appreciation Right will reduce the number of shares available for issuance under the LTIP by one share, and each share subject to a Restricted Stock Unit or Stock Award will reduce the number of shares available for issuance by two and one-half shares. Subject to the provisions of clause (f) below, for awards that are intended to constitute qualified performance based compensation under 162m, grants of Options or Stock Appreciation Rights in any calendar year may not cover more than 1,000,000 shares and grants of RSUs or Stock Awards in any calendar year may not cover more than 250,000 shares.

b.
Awards granted under the LTIP that are settled in cash will not count against the approved share reserve. Awards, other than Substitute Awards, that are forfeited or otherwise terminate without the issuance of Shares will no longer be charged against the maximum share limitation and will again be available for future grants. These Shares will return to the available share pool at the same ratio at which they were granted.

c.	Shares withheld by or delivered to the Company to satisfy the exercise or conversion price of an Award or in payment of taxes will not again be available for future grants.

d.	Substitute Awards will not reduce the number of Shares authorized for grant under the Plan.

e.	Any Shares delivered in settlement of Awards under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

f.
In the event of any merger, reorganization, consolidation, re-capitalization, stock split or reverse stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Company's Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under the LTIP and the number of Shares subject to Awards granted under the LTIP (provided the number of Shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to Awards granted under the Plan.

(2)	SSP

a.
Subject to the provisions of clause 2(c) below, the aggregate number of Shares with respect to which Awards may be granted under the SSP may not exceed 75,000,000 Shares minus the number of Shares granted under the Short Term Incentive Plan and the Long-Term Incentive Plan. Awards granted under the SSP that are settled in cash will not count against the approved Share reserve.

b.	Any Shares delivered in settlement of Awards under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

c.
In the event of any merger, reorganization, consolidation, re-capitalization, stock split or reverse stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Company's Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under the SSP and the number of Shares subject to Awards granted under the SSP (provided the number of Shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to Awards granted under the Plan.

d.
For avoidance of doubt, Shares which are tendered or withheld to pay tax withholding obligations arising from the grant, or settlement of an Award will not again become available for grant under the terms of the SSP.

Eligibility
Any Employee is eligible to be selected as a Participant in the LTIP or the SSP, as applicable.

Conditions Precedent

(1)	LTIP

As a condition precedent to the vesting and settlement of any portion of an LTIP Award, Participants shall: (i) continue to render services as an Employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Chief Executive Officer or Vice President, Global Human Resources, is in any manner inimical or in any way contrary to the best interests of the Company, (For purposes of this provision, the determination of whether an action will cause damage to the Company, or is inimical or in any way contrary to the best interest of the Company shall be made in the sole discretion of the Chief Executive Officer or Vice President, Global Human Resources of the Company.), (iii) not for a period of 12 months following any voluntary termination of employment, directly or indirectly, knowingly induce any Employee or employee of an affiliate of the Company to leave their employment for participation, directly or indirectly, with any existing or future business venture associated with such individual, and (iv) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under paragraph 6(d)(i) of the LTIP, the failure by any Participant to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any Award previously made to such Participant and such Participant shall not be entitled to receive any consideration in respect of such cancellation.

(2)	SSP

Notwithstanding any provision of this Plan to the contrary, any RSUs accrued or granted and undelivered hereunder, are subject to forfeiture as may be determined by the Chief Executive Officer or Vice President, Global Human Resources, (i) if the Participant accruing or granted such Award engages or has engaged or indicates an intention to engage in an act (or omission to act) that causes or has the potential to cause tangible or intangible damage or injury to the Company in a non-trivial manner or to a non-trivial degree, or (ii) engages in any activity which is in any manner inimical or in any way contrary to the best interests of the Company, or (iii) as may be directed by the Special Master. For purposes of this provision, the determination of whether an action will cause damage to the Company, or is inimical or in any way contrary to the best interest of the Company shall be made in the sole discretion of the Chief Executive Officer or Vice President, Human Resources of the Company.

All Awards granted under the Plan shall be vested and nonforfeitable upon grant thereof.

Stock Options

(1)	LTIP
Options may be granted under the LTIP to any Employee, either alone or in addition to other Awards granted under the LTIP and shall be subject, in addition to the other terms and conditions of the LTIP, to the following terms and conditions:

The Option price per Share shall not be less than the Fair Market Value (and in no event less than the par value) of the Shares on the date the Option is granted, except in the case of Substitute Awards.

Determination as to whether the Options granted shall be “Incentive Stock Options” (“ISO's”) (within the meaning of Section 422 of the Code), or Nonqualified Stock Options, and as to any restrictions which shall be placed on Options, shall be made by the Committee under such procedures as it may, from time to time, determine and each Option granted under the Plan shall be identified as either an ISO or a Nonqualified Stock Option at the time of grant.
Terms of Options. Options granted under this Plan shall be subject to the following provisions, except as otherwise determined by the Committee:
(i) Vesting and Exercise. Except in the case of death or except as set forth in Section 7(c)(iii)(B) of the Plan or as set forth in the event of a Change in Control, no Option shall vest or become exercisable prior to the first anniversary date of the date of the “Grant Date” (or such other date as may be established by the Committee or its delegate(s)); and after such date Options or SARs shall be exercisable only in accordance with the terms and conditions established at the time of grant and reflected in the Award Agreement. Unless otherwise specified in the Award Agreement, beginning on the first anniversary of the Grant Date, Options will vest and become exercisable in one-third increments. Subject to paragraph 7(c)(iii) of the LTIP, each increment will first vest and become exercisable on the first, second and third anniversaries of the Grant Date, respectively. Upon becoming exercisable, the Option will remain exercisable until expiration, except as set for in Section 7(c)(iii) of the LTIP.
(ii) Term of Options or SARs. The normal expiration date of an Option or SAR shall be determined at the time of grant, provided that each Option shall expire not more than ten years after the Grant Date.
(iii) Termination of Employment. Except as set forth in this subsection, upon the termination of a Participant's employment, any Award (or portion thereof) held by such Participant that has not vested in accordance with Section 7(c)(i) of the LTIP at the time of such termination shall be forfeited
(A) If the Employee quits employment with the Company or is terminated by the Company for inadequate job performance, or for willful misconduct harmful to the Company, all unvested and vested Options held by such Participant shall be forfeited as of the date of such termination, or if earlier, as of the date that such grounds for termination by the Company first exist.
(B) If the Employee retires from the Company at age 55 or older with ten or more years of credited service (or for a Participant who is a tax resident of a location outside the United States at equivalent normal retirement age in such country) or age 62 or older in the United States, subject to the other terms and conditions of the Plan, all Options will vest immediately, and will be exercisable until the expiration date of such Option. Notwithstanding this provision, the Committee may from time to time determine in its discretion that holders of Options retiring from the Company during specified time periods under specified circumstances may vest in and retain some portion of their Options granted in the year the retirement occurs.
(C) If employment is terminated by reason of death, all Options shall immediately vest and remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option.
(D) If an employee becomes disabled, Options will continue to vest and become exercisable in accordance with the original terms of the grant while the Employee remains on the disability leave and, subject to the other terms and conditions of the Plan, vested Options will remain exercisable for the full remaining term.
(E) If employment terminates for any reason other than as set forth above (including, for the avoidance of doubt, retirement not meeting the conditions set forth in Section 7(c)(iii)(B) or other voluntary termination with the consent of the Company), subject to the other terms and conditions of the Plan, all vested Options will remain exercisable until the third anniversary of the date of termination of employment or, if earlier, the expiration date of such Option.
(F) If employment terminates for any reason (other than death) prior to the first anniversary of the date an Option is granted, except as provided in Section 7(c)(iii)(B) of the LTIP, the Option shall be forfeited and terminate on the date of termination of employment.
(iv) Leave of Absence. Notwithstanding Section 7(c)(iii) of the LTIP, a qualifying leave of absence shall not constitute a termination of employment. A Participant's absence or leave shall be deemed to be a qualifying leave of absence if approved by the Committee in its sole discretion.
(v) Payment of Exercise Price. All Shares purchased upon exercise of any Option shall be paid for in full at the time of purchase or adequate provision for such payment shall be made. Such payment shall be made (A) in cash, (B) through delivery or constructive delivery of Shares (provided that such Shares may be subject to such holding period or other requirement as the Committee may impose, (C) a combination of cash and stock or (D) through a broker-assisted cashless exercise facility if established by the Company. Any Shares delivered as a result of an Option exercise shall be valued at their Fair Market Value on the exercise date of the Option.

(2) SSP
Not applicable.

Restricted Stock Units

(1) LTIP

(a)    Grant and Performance Conditions. The Committee may grant Restricted Stock Unit Awards or Stock Awards to Participants, from time to time. Such Awards shall be valued by reference to a designated number of Shares. A Stock Award or RSU Award shall be subject to the terms and conditions set forth in this Section 6 of the LTIP and the terms set forth in the applicable Award Agreement. In the case of a discrepancy between the LTIP and the RSU Award Agreement, the terms of the RSU Award Agreement will control.
(b)    Nonforfeitability. No portion of a Stock Award or RSU Award shall become nonforfeitable or transferable, as applicable, prior to a date specified by the Committee in the Award Agreement except as set forth in Section 6(d) of the LTIP. A Participant must remain continuously employed by the Company or a Subsidiary through the nonforfeitability date specified in the Award Agreement except as set forth in Section 6(d) of the LTIP. Awards shall be conditioned upon the achievement of Performance Conditions, if applicable, as specified in the Award Agreement.
(c)    Payment and Delivery. No RSU Award shall be paid or settled prior to the first applicable Settlement Date, except as provided in Section 6(d)(i) of the LTIP.
(d)    Termination of Employment. Except as set forth in this subsection, upon the termination of a Participant's employment, any Award (or portion thereof) held by such Participant that has not become nonforfeitable in accordance with Section 6(b) of the LTIP at the time of such termination shall be forfeited.
(i)    In the event that the Participant's employment terminates as a result of his or her death, a pro rata portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of death and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become nonforfeitable in accordance with Section 6(b) of the LTIP. In no event will such fraction exceed 1.0. The retained portion of any RSU Award will be settled in the form provided in Section 6(e) of the LTIP and the Settlement Date for such Awards will occur as soon as practicable after the date of death.
(ii)    In the event of the Participant's Disability, all Awards (or portions thereof) held by such Participant will be retained and any RSU awards will be subject to the payment and delivery provisions set forth in Section 6(c) of the LTIP. The retained RSU Award (or portion thereof) will be settled in the form provided in Section 6(e) of the LTIP.

(iii)    In the case of any Award which is not a TARP Award, in the event that the Participant retires from the Company at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or for Awards granted after March 15, 2010, retirement at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or age 62 or older, subject to other terms and conditions of the LTIP, a pro rata portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of retirement and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become nonforfeitable in accordance with Section 6(b) of the LTIP. In no event will such fraction exceed 1.0. Any retained RSU Awards will be settled on the Settlement Date in the form provided in Section 6(e) of the LTIP.
(iv)     In the case of any TARP Award, in the event that the Participant retires from the Company at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or for Awards granted after March 15, 2010, the Participant retires at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or age 62 or older, and such Participant has remained continuously employed for two years from the Grant Date, subject to other terms and conditions of the LTIP, a prorated portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of retirement and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become nonforfeitable in accordance with Section 6(b) of the LTIP. In no event will such fraction exceed 1.0. Any retained RSU Awards will be settled on the Settlement Date in the form provided in Section 6(e) of the LTIP.
(v)    Notwithstanding the above provisions, any Participant who retires or separates from the Company or a Subsidiary under the terms of an approved separation agreement or program will not be entitled to retain any portion of an Award.
(e)    Form of Settlement. Each RSU Award shall be settled on any applicable Settlement Date by delivery of Shares. If a Settlement Date for any RSU Award occurs prior to the date which is six months following the consummation of an underwritten public offering of Shares, the Award shall be settled by the delivery of the Fair Market Value of Shares, in cash. Such delivery shall take place promptly after the applicable Settlement Date; provided, however, that such delivery shall be made in all events not later than December 31 of the calendar year in which such Settlement Date occurs.
(f)    No Rights of a Shareholder. No holder of any RSU Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.
(g)    Leave of Absence. Notwithstanding Section 6(d) of the LTIP, a qualifying leave of absence shall not constitute a termination of employment. A Participant's absence or leave shall be deemed to be a qualifying leave of absence if approved by the Committee in its sole discretion.

(2)	SSP

(a)    Salary Stock. The Committee has the power to grant Restricted Stock Unit Awards to Participants on each Issue Date. Units are valued by reference to a designated number of Shares. An RSU Award shall be subject to the terms and conditions set forth in this Section 5 of the SSP.
(b)    Vesting. All Awards granted under the Plan shall be vested and nonforfeitable upon grant thereof.
(c)    Form of Settlement. Each RSU shall be settled by delivery of the Fair Market Value of one Share as of the applicable anniversary date of grant in cash or one share of stock
(d)    Settlement. (i) Except as set forth in Section 5(d)(iii) of the SSP, one third of the RSUs granted on any Issue Date will be settled on each of the first, second and third anniversaries of the Issue Date thereof, if permitted under Section 409A of the Code.
(ii)    If a Participant's employment terminates as a result of his or her death or Disability prior to the settlement date(s) applicable to his or her Award, all Awards then held by such Participant will be settled as soon as is practicable after the date of termination of employment. The form of settlement shall be as provided in Section 5(c) of the SSP.
(iii)    Notwithstanding any other provision of Section 5 of the SSP, the Committee may grant Awards under the Plan with different settlement schedules, as long as such different schedules do not contravene the instructions of the Special Master and do not violate ARRA.
(e)    No Rights of a Shareholder. No holder of any Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.

Amendments, Termination and Recoupment

(1) LTIP

(a)    The Board may amend, alter, suspend, discontinue or terminate the LTIP or any portion thereof at any time; provided, however; that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange or such other national securities exchange as may be from time to time the principal trading market for Shares, and (ii) except as provided in Section 8(f) of the LTIP, the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award.
(b)    The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the LTIP, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the LTIP. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the LTIP so as to conform with or take advantage of governmental requirements, statutes or regulations.
(c)    The Committee may amend the terms of any Award and any Award Agreement theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant without his or her consent except as provided in Section 8(f) of the LTIP.
(d)    Notwithstanding any provision of the LTIP to the contrary, any Award made and any amount of cash or Shares delivered in settlement thereof to a Participant under the LTIP is subject to being called for repayment to the Company in any situation where the Board of Directors or a Committee thereof determines that the Company's Policy on Recoupment of Compensation requires such repayment, or that repayment is otherwise required by the rules of any national securities exchange on which the stock of the Company may be listed. The determination regarding repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Company.
(e)    If any provision of the LTIP or any Award Agreement is invalid or unenforceable in any jurisdiction, (i) such provision shall be modified or eliminated, but only to the extent necessary to eliminate such invalidity or unenforceability and (ii) such invalidity, unenforceability, modification or elimination shall not affect the validity or enforceability of such provision in any other jurisdiction and shall not affect the validity or enforceability of any other provision of the LTIP or any Award.
(f)    Any Award under the Plan that is or becomes a TARP Award is intended to comply with applicable Treasury regulations under TARP and shall be interpreted and amended as necessary to comply with any interpretations or guidance of the Special Master or his successor. In the event that an Award under the Plan becomes a TARP Award, or is otherwise affected by any decision of the Special Master or his successor, the Company shall inform the affected Participant.

(2) SSP

(a)    The Board may amend, alter, suspend, discontinue or terminate the SSP or any portion thereof at any time; provided, however; that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange or such other exchange as may constitute from time to time the principal trading market for the Company's Shares, and (ii) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award.
(b)    The Committee has the authority to take any action consistent with the terms of the SSP, either before or after an Award has been granted, that it deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the SSP. In addition, under all circumstances, the Committee or Officer of the Company may make non-substantive administrative changes to the SSP so as to conform with or take advantage of governmental requirements, statutes or regulations.
(c)    The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant without his or her consent.
(d)    If any provision of the SSP or any Award is invalid or unenforceable in any jurisdiction, (i) such provision shall be modified or eliminated, but only to the extent necessary to eliminate such invalidity or unenforceability and (ii) such invalidity, unenforceability, modification or elimination shall not affect the validity or enforceability of such provision in any other jurisdiction and shall not affect the validity or enforceability of any other provision of the SSP or any Award.

Dividends
Under the LTIP, no holder of any RSU Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.

Under the SSP, no holder of any Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.

General Provisions

(1)	LTIP

(a)    An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner except as may be expressly set forth in the Award Agreement.
(b)    Neither the Award nor any benefits arising out of the LTIP shall constitute part of a Participant's employment or service contract with the Company or any Subsidiary. The Awards under the LTIP are not intended to be treated as compensation for any purpose under any other Company plan.
(c)    No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.
(d)    Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment or a Participant's service at any time, with or without cause.
(e)    All Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, any instructions of the Special Master and the Committee may cause a legend or legends to be put on any certificates or other indicia of ownership of such Shares to make appropriate reference to such restrictions.
(f)    No Award granted under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(g)    The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment under the Plan and to take such other action as may be necessary in the opinion of the Company or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the minimum required tax withholding rate, to the extent such limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.
(h)    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(i)    The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.
(j)    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 9(j) of the LTIP may not be made without stockholder approval or Participant approval, if such approval is required by Section 78. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.
(k)    If the Company shall have any unpaid claim against the Participant arising out of or in connection with the Participant's employment with the Company, prior to settlement of an Award, such claim may be offset against Awards under the LTIP (up to $5,000 per year) and upon settlement of any Award, such claim may be offset in total. Such claim may include, but is not limited to, unpaid taxes or corporate business credit card charges.
(l)    Notwithstanding any provision of the LTIP, no Plan elections, modifications or distributions will be allowed or implemented if they would cause the Participant to be subject to tax (including interest and penalties) under Section 409A of the Code. The settlement of Awards under the Plan may be delayed up to six months following a Participant's termination of employment if the Participant is a “specified employee” for purposes of Section 409A and such delay is necessary to avoid the imposition of tax (including interest and penalties) under Section 409A.

(2) SSP

(a)    An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner. For the avoidance of doubt, upon settlement of any Award, the cash or Shares delivered will not be subject to this restriction.
(b)    Neither the Award nor any benefits arising out of the SSP shall constitute part of a Participant's employment or service contract with the Company or any Subsidiary and, accordingly, except as provided in Section 6(a) and (c) if the SSP, the SSP and the benefits under the Plan may be terminated at any time in the sole discretion of the Company without giving rise to liability on the part of the Company or any Subsidiary for severance payments.
(c)    No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.
(d)    Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment or a Participant's service at any time, with or without cause.
(e)    All Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may be then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or other indicia of ownership of such Shares to make appropriate reference to such restrictions.
(f)    No Award granted under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(g)    The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment under the Plan and to take such other action as may be necessary in the opinion of the Company or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the minimum required tax withholding rate to the extent such limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.
(h)    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(i)    The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.
(j)    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 7(j) of the SSP may not be made without stockholder approval or Participant approval, if such approval is required by Section 6 of the SSP. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.
(k)    If the Company shall have any unpaid claim against the Participant arising out of or in connection with such Participant's employment with the Company, such claim may be offset against Awards delivered under the SSP. Such claim may include, but is not limited to, unpaid taxes or corporate business credit card charges.
(l)    Notwithstanding any provision of the SSP, no Plan elections, modifications or distributions will be allowed or implemented if they would cause the Participant to be subject to tax (including interest and penalties) under Section 409A of the Code. The settlement of Awards under the Plan may be delayed up to six months following a Participant's termination of employment if the Participant is a “specified employee” for purposes of such Section 409A, and such delay is necessary to avoid the imposition of tax (including interest and penalties) under Section 409A.

Term Of Plan
The amended LTIP is effective as of November 21, 2012, and the LTIP shall terminate on the day after the date when all Awards under the LTIP have been settled in accordance with the terms of the LTIP.

The amended SSP is effective as of June 5, 2013, and the SSP shall terminate on the day after the date when all Awards under the SSP have been settled in accordance with the terms of the SSP, unless sooner terminated by the Board pursuant to Section 6 of the SSP.

Federal Income Tax Considerations
The following discussion is not a complete statement of the federal income tax consequences resulting from your participation in the Plans. This discussion outlines present provisions and interpretations of the Code, rulings and proposed regulations of the

Internal Revenue Service, all of which are subject to future changes. In addition, state and local income tax laws may vary in effect. For these reasons, you should consult your own tax advisor as to your tax consequences arising from your participation in the Plans.

The following discussion is not a complete statement of the federal income tax consequences resulting from your participation in the Plans. This discussion outlines present provisions and interpretations of the Code, rulings and proposed regulations of the Internal Revenue Service, all of which are subject to future changes. In addition, state and local income tax laws may vary in effect. For these reasons, you should consult your own tax advisor as to your tax consequences arising from your participation in the Plans.

1.    Non-qualified stock options: When you exercise a non-qualified stock option, the difference between the stock option grant price and any higher fair market value of General Motors common stock on the date of exercise will generally be ordinary income to you (and will be subject to employment tax withholding). When you dispose of shares that you have acquired by the exercise of the stock option, any amount you receive in excess of the fair market value of the shares on the date of exercise will be a long-term or short-term capital gain, depending upon the length of time you held the shares. If the amount you receive is less than the market value of the shares on the date of exercise, the loss will be a long-term or short-term capital loss, depending upon the holding period. As of the date of this Prospectus, shares that you sell that have been held for at least one year are eligible for long-term capital gain or loss treatment.

2.    Incentive stock options: If you exercise an incentive stock option while you are an employee of General Motors or a subsidiary of General Motors, or within the three-month (one-year in the case of disability) period after your termination of employment, you will not recognize ordinary income at that time.

However, the excess of the fair market value of the shares that you acquire by such exercise over the stock option grant price will be an item of “adjustment” for federal alternative minimum tax purposes.

If the shares you acquire upon exercise are not disposed of until more than one year after the transfer date, the excess of the sales proceeds over the option price of such shares will be a long-term capital gain.

If you dispose of the shares (including the surrender of such shares to exercise another incentive stock option or a non-qualified stock option) less than one year from the transfer date (so as to cause a “Disqualifying Disposition”), the excess of the amount realized on the disposition or fair market value of such shares at the time of exercise, whichever is less, over the option price will be ordinary income at the time of such Disqualifying Disposition. The remainder of the amount realized, if any, will be a short-term capital gain (and you will be responsible for any tax liability). Upon a Disqualifying Disposition of any of the shares received, those shares with the lowest tax basis will be deemed to be the shares first disposed of by you.

If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described in (1) above for non-qualified stock options.

3.    Restricted stock units and stock awards: When you receive payment for a vested restricted stock unit or a vested stock award, the amount of cash and/or the fair market value of any shares of General Motors common stock that you receive, determined as of the date of delivery, will be taxable to you as ordinary income (and will be subject to employment tax withholding).

4. Stock appreciation rights: When you exercise a stock appreciation right, the difference between the stock appreciation right grant price and any higher fair market value of General Motors common stock on the date of exercise will generally be ordinary income to you (and will be subject to employment tax withholding).

5.    Special rules if you use stock to pay all or a portion of the stock option grant price: You may use currently-owned shares of General Motors common stock as payment to acquire shares through the exercise of a non-qualified stock option or an incentive stock option. However, you may not use stock acquired during the prior six months from the exercise of a stock option. You may also use a combination of cash and stock to pay the grant price.
If you exercise a non-qualified stock option using currently-owned shares of General Motors common stock as all or part of the payment, you will not recognize any gain or loss with respect to the “old” stock surrendered (unless you acquired the surrendered stock from the exercise of an incentive stock option within the previous one year period). However, you will recognize ordinary income on the difference between the fair market value of all “new” stock that you receive at the time of exercise and the stock option grant price. This amount will also be subject to employment tax withholding. The number of “new” shares which is equal to the number of “old” shares that you surrendered will have the same tax basis and holding period as those “old” shares. The remaining “new” shares will have a holding period beginning on the date of exercise and a tax basis equal to the amount of ordinary income that you recognized on such exercise (plus the amount of any cash paid as part of the stock option price).

If you exercise an incentive stock option using currently-owned shares of General Motors common stock as all or a part of the payment, you will not recognize any gain or loss on the surrender of the “old” shares (unless you acquired the surrendered stock from exercising an incentive stock option within the previous one year period). As a result, the use of currently owned shares that have appreciated in value may enable you to obtain additional shares without incurring any current tax or additional cash expense. The number of “new” shares that you receive which equal the number of “old” shares surrendered will have a tax basis and holding period equal to the surrendered shares. The additional “new” shares will have a zero basis with a holding period that begins on the transfer date. All of the shares that you receive will be subject to the holding periods applicable to shares acquired upon the exercise of an incentive stock option.

This means that if you dispose of the shares less than two years following the grant of the stock option or less than one year after your exercise of the stock option, you will have made a Disqualifying Disposition of those shares. The discussion of incentive stock options in item 2 above describes the tax consequences of Disqualifying Dispositions. You should consult with your tax advisor before exercising an incentive stock option by using currently-owned shares of General Motors common stock.

6.    Other tax matters. If you are required pursuant to Paragraph 8(d) of the LTIP to pay General Motors an amount realized from an award, the following tax consequences may occur. If the award was delivered and repayment was made in the same calendar year, your Form W-2 will be adjusted to reduce your income by the amount paid. If the award was delivered and repayment was made in a calendar year after the year of delivery, you may claim a tax deduction, or in certain cases a tax credit, in the year of repayment for the amount repaid. The applicable tax rules are complex and you should consult your tax advisor.

Restrictions on Resale
“Affiliates" of the Company, as defined in Rule 144 promulgated under the Securities Act ("Rule 144"), who acquire Common Stock under the Plans may not use this Prospectus for any resales of such shares and the certificate representing such shares may bear a legend restricting the transfer thereof. However, sales or other dispositions may be made pursuant to (1) the requirements of Rule 144, without being subject to the holding period requirement of such Rule, (2) another exemption from such registration under the Securities Act, or (3) a separate prospectus prepared in accordance with the applicable form under the Securities Act. Participants who are not affiliates of the Company may still sell their shares acquired pursuant to the terms of the Plan without compliance with the requirements of Rule 144 or the registration requirements of the Securities Act.

Additional Information
General Motors Company has filed with the SEC a registration statement to register the shares of GM Common Stock offered to you under these Plans. As allowed by SEC rules, this Prospectus does not contain all of the information that you can find in the registration statement or exhibits or amendments to the registration statement.

THIS PROSPECTUS SHOULD BE RETAINED BY YOU FOR FUTURE REFERENCE.

APPENDIX A.1

GENERAL MOTORS COMPANY 2009 LONG-TERM INCENTIVE PLAN
As Amended November 21, 2012
Section 1.Purpose. The purpose of the General Motors Company 2009 Long-Term Incentive Plan is to motivate and reward participating Employees toward the long-term success of the business by making them participants in that success. Capitalized terms used in the Plan shall have the definitions set forth in Section 11 of the Plan.

Section 2.Administration. The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees of the Company and its Subsidiaries to whom Awards may be granted hereunder; (ii) determine the number of Shares to be covered by each Award granted hereunder; (iii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled, and (iv) interpret and administer the Plan and any Award Agreement, and establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan. The Committee may delegate to an appropriate Executive Officer of the Company responsibility for determining, within the limits established by the Committee, individual Awards for Employees who are not Executive Committee members or Executive Officers of the Company.

Terms of Awards granted to Employees subject to compliance with the provisions of the Interim Final Rule and any determinations by the Special Master for TARP Executive Compensation will be determined by the Committee and will be included in the Award Agreements for those Employees
Section 3.Shares Subject to the Plan.

(a)Subject to the provisions of Section 3(f) below, the aggregate number of Shares with respect to which Awards may be granted under this Plan shall not exceed 75,000,000 Shares. Shares subject to awards granted under the General Motors Company Salary Stock Plan and the General Motors Company Short-Term Incentive Plan shall reduce the number of Shares with respect to which Awards may be granted under this Plan. Each share subject to a Stock Option or Stock Appreciation Right will reduce the number of shares available for issuance under the Plan by one share, and each share subject to a Restricted Stock Unit or Stock Award will reduce the number of shares available for issuance by two and one-half shares. Subject to the provisions of Section 3(f), for awards that are intended to constitute qualified performance based compensation under 162m, grants of Options or Stock Appreciation Rights in any calendar year may not cover more than 1,000,000 shares and grants of RSUs or Stock Awards in any calendar year may not cover more than 250,000 shares.

(b)Awards granted under the Plan that are settled in cash will not count against the approved share reserve. Awards, other than Substitute Awards, that are forfeited or otherwise terminate without the issuance of Shares will no longer be charged against the maximum share limitation and will again be available for future grants. These Shares will return to the available share pool at the same ratio at which they were granted.

(c)Shares withheld by or delivered to the Company to satisfy the exercise or conversion price of an Award or in payment of taxes will not again be available for future grants.

(d)Substitute Awards will not reduce the number of Shares authorized for grant hereunder.

(e)Any Shares delivered in settlement of Awards hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(f)In the event of any merger, reorganization, consolidation, re-capitalization, stock split or reverse stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Company's Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under this Plan and the number of Shares subject to Awards granted under this Plan (provided the number of Shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to Awards granted hereunder.

Section 4.Eligibility.

(a) Any Employee shall be eligible to be selected as a Participant.
(b) Conditions Precedent. As a condition precedent to the vesting and settlement of any portion of an Award, Participants shall: (i) continue to render services as an Employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Chief Executive Officer or Vice President, Global Human Resources, is in any manner inimical or in any way contrary to the best interests of the Company, (For purposes of this provision, the determination of whether an action will cause damage to the Company, or is inimical or in any way contrary to the best interest of the Company shall be made in the sole discretion of the Chief Executive Officer or Vice President, Global Human Resources of the Company.), (iii) not for a period of 12 months following any voluntary termination of employment, directly or indirectly, knowingly induce any Employee or employee of an affiliate of the Company to leave their employment for participation, directly or indirectly, with any existing or future business venture associated with such individual, and (iv) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under paragraph 6(d)(i) below, the failure by any Participant to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any Award previously made to such Participant and such Participant shall not be entitled to receive any consideration in respect of such cancellation.
Section 5.The Committee may require a Participant to enter into such agreements as the Committee considers appropriate and in the best interests of the Company.

Section 6.Stock Awards and Restricted Stock Units.

(a)Grant and Performance Conditions. The Committee may grant Restricted Stock Unit Awards or Stock Awards to Participants, from time to time. Such Awards shall be valued by reference to a designated number of Shares. A Stock Award or RSU Award shall be subject to the terms and conditions set forth in this Section 6 and the terms set forth in the applicable Award Agreement. In the case of a discrepancy between the Plan and the RSU Award Agreement, the terms of the RSU Award Agreement will control.

(b)Nonforfeitability. No portion of a Stock Award or RSU Award shall become nonforfeitable or transferable, as applicable, prior to a date specified by the Committee in the Award Agreement except as set forth in Section 6(d). A Participant must remain continuously employed by the Company or a Subsidiary through the nonforfeitability date specified in the Award Agreement except as set forth in Section 6(d). Awards shall be conditioned upon the achievement of Performance Conditions, if applicable, as specified in the Award Agreement.

(c)Payment and Delivery. No RSU Award shall be paid or settled prior to the first applicable Settlement Date, except as provided in Section 6(d)(i).

(d)Termination of Employment. Except as set forth in this subsection, upon the termination of a Participant's employment, any Award (or portion thereof) held by such Participant that has not become nonforfeitable in accordance with Section 6(b). at the time of such termination shall be forfeited.

(i) In the event that the Participant's employment terminates as a result of his or her death, a pro rata portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of death and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. The retained portion of any RSU Award will be settled in the form provided in Section 6(e) and the Settlement Date for such Awards will occur as soon as practicable after the date of death.

(ii) In the event of the Participant's Disability, all Awards (or portions thereof) held by such Participant will be retained and any RSU awards will be subject to the payment and delivery provisions set forth in Section 6(c). The retained RSU Award (or portion thereof) will be settled in the form provided in Section 6(e).

(iii) In the case of any Award which is not a TARP Award, in the event that the Participant retires from the Company at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or for Awards granted after March 15, 2010 , retirement at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or age 62 or older, subject to other terms and conditions of the Plan, a pro rata portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of retirement and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. Any retained RSU Awards will be settled on the Settlement Date in the form provided in Section 6(e).

(iv) In the case of any TARP Award, in the event that the Participant retires from the Company at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or for Awards granted after March 15, 2010 , the Participant retires at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States) or age 62 or older, and such Participant has remained continuously employed for two years from the Grant Date, subject to other terms and conditions of the Plan, a prorated portion of the Award held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the number of shares comprising or underlying the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of retirement and the denominator of which is the number of months from the Grant Date to the date on which such Award would have become nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. Any retained RSU Awards will be settled on the Settlement Date in the form provided in Section 6(e).

(v) Notwithstanding the above provisions, any Participant who retires or separates from the Company or a Subsidiary under the terms of an approved separation agreement or program will not be entitled to retain any portion of an Award.

(e)Form of Settlement. Each RSU Award shall be settled on any applicable Settlement Date by delivery of Shares. If a Settlement Date for any RSU Award occurs prior to the date which is six months following the consummation of an underwritten public offering of Shares, the Award shall be settled by the delivery of the Fair Market Value of Shares, in cash. Such delivery shall take place promptly after the applicable Settlement Date; provided, however, that such delivery shall be made in all events not later than December 31 of the calendar year in which such Settlement Date occurs.

(f)No Rights of a Shareholder. No holder of any RSU Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.

(g)Leave of Absence. Notwithstanding Section 6(d), a qualifying leave of absence shall not constitute a termination of employment. A Participant's absence or leave shall be deemed to be a qualifying leave of absence if approved by the Committee in its sole discretion.

Section 7.Stock Options and Stock Appreciation Rights

(a) Grant Price. The Grant Price of any Option or SAR shall not be less than the Fair Market Value (and in no event less than the par value) of the Shares on the date the Option or SAR is granted, except in the case of Substitute Awards.
(b) ISO; Nonqualified Option. Determination as to whether Options granted shall be “Incentive Stock Options” (“ISO's), Nonqualified Stock Options, and as to any restrictions which shall be placed on Options, shall be made by the Committee under such procedures as it may, from time to time, determine and each Option granted hereunder shall be identified as either an ISO or a Nonqualified Stock Option at the time of grant.
(c) Terms of Options or Stock Appreciation Rights. Options and SARs granted under this Plan shall be subject to the following provisions, except as otherwise determined by the Committee:
(i) Vesting and Exercise. Except in the case of death or except as set forth in Section 7(c)(iii)(B) or as set forth in Section 9, no Option or SAR shall vest or become exercisable prior to the first anniversary of the “Grant Date” (or such other date as may be established by the Committee or its delegate(s)); and after such date Options or SARs shall be exercisable only in accordance with the terms and conditions established at the time of grant and reflected in the Award

Agreement. Unless otherwise specified in the Award Agreement, beginning on the first anniversary of the Grant Date, Options or SARs will vest and become exercisable in one-third increments. Subject to paragraph 7(c)(iii), each increment will first vest and become exercisable on the first, second and third anniversaries of the Grant Date, respectively. Upon becoming exercisable, the Option or SAR will remain exercisable until expiration, except as set for in Section 7(c)(iii).
(ii) Term of Options or SARs. The normal expiration date of an Option or SAR shall be determined at the time of grant, provided that each Option or SAR shall expire not more than ten years after the Grant Date.
(iii) Termination of Employment. Except as set forth in this subsection, upon the termination of a Participant's employment, any Award (or portion thereof) held by such Participant that has not vested in accordance with Section 7(c)(i) at the time of such termination shall be forfeited
(A) If the Employee quits employment with the Company or is terminated by the Company for inadequate job performance, or for willful misconduct harmful to the Company, all unvested and vested Options or SARs held by such Participant shall be forfeited as of the date of such termination, or if earlier, as of the date that such grounds for termination by the Company first exist.
(B) If the Employee retires from the Company at age 55 or older with ten or more years of credited service (or for a Participant who is a tax resident of a location outside the United States at equivalent normal retirement age in such country) or age 62 or older in the United States, subject to the other terms and conditions of the Plan, all Options or SARs will vest immediately, and will be exercisable until the expiration date of such Option. Notwithstanding this provision, the Committee may from time to time determine in its discretion that holders of Options or SARs retiring from the Company during specified time periods under specified circumstances may vest in and retain some portion of their Options or SARs granted in the year the retirement occurs.
(C) If employment is terminated by reason of death, all Options shall immediately vest and remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option.
(D) If an employee becomes disabled, Options will continue to vest and become exercisable in accordance with the original terms of the grant while the Employee remains on the disability leave and, subject to the other terms and conditions of the Plan, vested Options will remain exercisable for the full remaining term.
(E) If employment terminates for any reason other than as set forth above (including, for the avoidance of doubt, retirement not meeting the conditions set forth in Section 7(c)(iii)(B) or other voluntary termination with the consent of the Company), subject to the other terms and conditions of the Plan, all vested Options will remain exercisable until the third anniversary of the date of termination of employment or, if earlier, the expiration date of such Option.
(F) If employment terminates for any reason (other than death) prior to the first anniversary of the date an Option is granted, except as provided in Section 7(c)(iii)(B) the Option shall be forfeited and terminate on the date of termination of employment.

(iv) Leave of Absence. Notwithstanding Section 7(c)(iii), a qualifying leave of absence shall not constitute a termination of employment. A Participant's absence or leave shall be deemed to be a qualifying leave of absence if approved by the Committee in its sole discretion.
(v) Payment of Exercise Price. All Shares purchased upon exercise of any Option shall be paid for in full at the time of purchase or adequate provision for such payment shall be made. Such payment shall be made (A) in cash, (B) through delivery or constructive delivery of Shares (provided that such Shares may be subject to such holding period or other requirement as the Committee may impose, (C) a combination of cash and stock or (D) through a broker-assisted cashless exercise facility if established by the Company. Any Shares delivered as a result of an Option exercise shall be valued at their Fair Market Value on the exercise date of the Option.
Section 8.Amendments, Termination and Recoupment.

(a)The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however; that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange or such other national securities exchange as may be from time to time the principal trading market for Shares, and (ii) except as provided in Section 8(f), the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award.

(b)The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

(c)The Committee may amend the terms of any Award and any Award Agreement theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant without his or her consent except as provided in Section 8(f). No such amendment shall reduce the exercise price of an outstanding Option or cancel or amend an outstanding Option for the purpose of re-pricing, replacing or re-granting such Option with an exercise price that is less than the exercise price of the original Option including cash payments in consideration of an underwater Option without stockholder approval.

(d)Notwithstanding any provision of this Plan to the contrary, any Award made and any amount of cash or Shares delivered in settlement thereof to a Participant under this Plan is subject to being called for repayment to the Company in any situation where the Board of Directors or a Committee thereof determines that the Company's Policy on Recoupment of Compensation requires such repayment, or that repayment is otherwise required by the rules of any national securities exchange on which the stock of the Company may be listed. The determination regarding repayment under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Participant and the Company.

(e)If any provision of the Plan or any Award Agreement is invalid or unenforceable in any jurisdiction, (i) such provision shall be modified or eliminated, but only to the extent necessary to eliminate such invalidity or unenforceability and (ii) such invalidity, unenforceability, modification or elimination shall not affect the validity or enforceability of such provision in any other jurisdiction and shall not affect the validity or enforceability of any other provision of the Plan or any Award.

(f)Any Award hereunder that is or becomes a TARP Award is intended to comply with applicable Treasury regulations under TARP and shall be interpreted and amended as necessary to comply with any interpretations or guidance of the Special Master or his successor. In the event that an Award hereunder becomes a TARP Award, or is otherwise affected by any decision of the Special Master or his successor, the Company shall inform the affected Participant.

Section 9.General Provisions.

(a)An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner except as may be expressly set forth in the Award Agreement.

(b)Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant's employment or service contract with the Company or any Subsidiary. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c)No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

(d)Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment or a Participant's service at any time, with or without cause.

(e)All Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, any instructions of the Special Master and the Committee may cause a legend or legends to be put on any certificates or other indicia of ownership of such Shares to make appropriate reference to such restrictions.

(f)No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(g)The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the minimum required tax withholding rate, to the extent such limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.

(h)Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i)The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(j)Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 9(j) may not be made without stockholder approval or Participant approval, if such approval is required by Section 8. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

(k)If the Company shall have any unpaid claim against the Participant arising out of or in connection with the Participant's employment with the Company, prior to settlement of an Award, such claim may be offset against Awards under this Plan (up to $5,000 per year) and upon settlement of any Award, such claim may be offset in total. Such claim may include, but is not limited to, unpaid taxes or corporate business credit card charges.

(l)Notwithstanding any provision of this Plan, no Plan elections, modifications or distributions will be allowed or implemented if they would cause the Participant to be subject to tax (including interest and penalties) under Section 409A of the Code. The settlement of Awards hereunder may be delayed up to six months following a Participant's termination of employment if the Participant is a “specified employee” for purposes of Section 409A and such delay is necessary to avoid the imposition of tax (including interest and penalties) under Section 409A.

Section 10.Term of Plan. The Plan shall terminate on the day after the date when all Awards hereunder have been settled in accordance with the terms of the Plan.

Section 11.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean any Options, Stock Appreciation Rights, Stock Award or award of Restricted Stock Units granted hereunder.

(b)“Award Agreement” shall mean the written instrument evidencing the terms of an Award hereunder.

(c)“Board” shall mean the Board of Directors of the Company.

(d)“Chief Executive Officer” shall mean the Chief Executive Officer of the Company.

(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and any reference to any section of the Code shall also include any successor provision thereto.

(f)“Committee” shall mean the Executive Compensation Committee of the Board, its named successor, or such other persons or committee to whom the Board has delegated any authority, as may be appropriate.

(g)“Company” shall mean General Motors Company, a Delaware Company, or its successor.

(h)“Disability” shall mean the Participant is unable to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(i)“Employee” shall mean any individual who is employed by the Company or any Subsidiary.

(j)“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934.

(k)“Executive Officer” shall mean any Participant required to provide periodic statements of beneficial ownership of Company equity securities as an executive officer of the Company under Section 16(a) of the Exchange Act.

(l)“Fair Market Value” shall mean the value of a Share, determined as follows: prior to the establishment of when-issued trading of the Shares on a national securities exchange, as determined by the Committee in its discretion; and after the establishment of when-issued trading of the Shares on a national securities exchange, the average of the high and low trading (or when-issued trading) prices for the Shares as reported on such national securities exchange for the applicable date or, if no such prices are reported for that date, the average of the high and low trading (or when-issued trading) prices on the immediately preceding date for which such prices were reported.

(m) “Grant Date” shall mean the grant date specified in the Award Agreement.

(n)“Grant Price” shall mean the average of the high and low trading price per Share on the Grant Date.

(o)“Incentive Stock Options” or “ISO” shall mean an Option granted hereunder that is intended to comply with the provisions of Section 422 of the Code.

(p)“Nonqualified Option” shall mean an Option that is not an ISO.

(q)“Options” or “Stock Options” shall mean any right granted to a Participant under the Plan pursuant to and described in Section 7 allowing such Participant to purchase Shares at such price or prices and during such period or periods, as the Committee shall determine and shall include ISOs and Nonqualified Options.

(r)“Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan

(s)“Plan” shall mean this General Motors Company 2009 Long-Term Incentive Plan, as amended from time to time.

(t)“Performance Conditions” shall mean measures of the operational performance of the Company or other performance criteria selected by the Committee, the degree of achievement of which will determine the portion of an Award that is earned by the Participant as specified in the Award Agreement. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, initial public offering, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit margin, pre-tax income, productivity, profit margin, quality, return on assets, return on net assets, return on capital, return on equity, revenue, revenue growth, and/or warranty. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

(u)“Proration Date” shall be a date established by the Committee at the time of grant of an Award and specified in the Award Agreement. If no such date is established, the Proration Date shall be the Grant Date.

(v)“Restricted Stock Unit” or “RSU” shall mean any unit granted pursuant to and described in Section 6.

(w)“Settlement Date” shall mean the date on which the Award becomes nonforfeitable and payable in accordance with the provisions of the Plan and the Award Agreement.

(x)“Shares” shall mean shares of the common stock of the Company, $0.01 par value.

(y)“Special Master” shall mean the Office of the Special Master for TARP Executive Compensation, established by the United States Secretary of the Treasury under the American Recovery and Reinvestment Act of 2009 or any other office or agency which succeeds to the powers thereof.

(z)“Stock Appreciation Right” shall mean an Award denominated in Shares that entitles the Participant within the exercise period to receive a payment equal to the increase in value between the Grant Price and the fair market value of the underlying Shares at date of exercise.

(aa)“Stock Award” shall mean an Award of shares hereunder which may be subject to such restrictions on transfer and/or forfeitability conditions as are specified in the applicable Award Agreement.

(bb) “Subsidiary” shall mean (i) a company of which capital stock having ordinary voting power to elect a majority of the board of directors of such company is owned, directly or indirectly, by the Company or (ii) any unincorporated entity in respect of which the Company can exercise, directly or indirectly, comparable control to that described in clause (i).

(cc) “Substitute Award” shall mean an Award granted hereunder in assumption or replacement of an award issued by a company acquired by the Company or with which the Company or its Subsidiary combines.

(dd) “TARP Award” shall mean an Award hereunder that is at any time required to comply with the requirements for “long-term restricted stock” set forth in Treasury Regulations Section 31 CFR 30.1 (Q-1) and as interpreted and applied by the Special Master.

(ee) “Unit” shall mean a Restricted Stock Unit or RSU.

(ff) “Vice President, Global Human Resources” shall mean the Vice President, Global Human Resources of the Company.

APPENDIX A.2
GENERAL MOTORS COMPANY
SALARY STOCK PLAN
As amended June 5, 2013

Section 12.Purpose. The purpose of the General Motors Company Salary Stock Plan is to compensate participating Employees in a manner that is consistent with the Company's obligations under the ARRA and under the terms of the Treasury Agreement. Capitalized terms used in the Plan shall have the definitions set forth in Section 9 of the Plan.

Section 13.Administration. The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees to whom Awards may be granted hereunder; (ii) determine the amount of base salary and other compensation to be delivered in the form of an Award hereunder; (iii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, and (iv) interpret and administer the Plan, and establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan. The Committee may delegate to an appropriate Executive Officer of the Company responsibility for determining, within the limits established by the Committee, individual Awards for Employees who are not Executive Committee members or Executive Officers of the Company.

Section 14.Shares Subject to the Plan.

(a)Subject to the provisions of Section 3(c) below, the aggregate number of Shares with respect to which Awards may be granted under this Plan shall not exceed 75,000,000 Shares minus the number of Shares granted under the Short Term Incentive Plan and the Long-Term Incentive Plan. Awards granted under the Plan that are settled in cash will not count against the approved Share reserve.

(b)Any Shares delivered in settlement of Awards hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c)In the event of any merger, reorganization, consolidation, re-capitalization, stock split or reverse stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Company's Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under this Plan and the number of Shares subject to Awards granted under this Plan (provided the number of Shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to Awards granted hereunder.

(d)For avoidance of doubt, Shares which are tendered or withheld to pay tax withholding obligations arising from the grant, or settlement of an Award will not again become available for grant under the terms of this Plan.

Section 15.Eligibility. Any Employee shall be eligible to be selected as a Participant.

Section 16.Restricted Stock Units.

(a)Salary Stock. The Committee has the power to grant Restricted Stock Unit Awards to Participants on each Issue Date. Units are valued by reference to a designated number of Shares. An RSU Award shall be subject to the terms and conditions set forth in this Plan.

(b)Vesting. All Awards granted hereunder shall be vested and nonforfeitable upon grant thereof except as otherwise provided for in this Plan.

(c)Form of Settlement. Each RSU shall be settled by delivery of the Fair Market Value of one Share as of the applicable anniversary date of grant in cash or one share of stock.

(d)Settlement. (i) Except as set forth in Section 5(d)(iii), one third of the RSUs granted on any Issue Date will be settled on each of the first, second and third anniversaries of the Issue Date thereof, if permitted under Section 409A of the Code.

(ii) If a Participant's employment terminates as a result of his or her death or Disability prior to the settlement date(s) applicable to his or her Award, all Awards then held by such Participant will be settled as soon as is practicable after the date of termination of employment. The form of settlement shall be as provided in Section 5(c).

(iii) Notwithstanding any other provision of this Section, the Committee may grant Awards hereunder with different settlement schedules, as long as such different schedules do not contravene the instructions of the Special Master and do not violate ARRA.

(e)No Rights of a Shareholder. No holder of any Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.

Section 17.Amendments, Termination and Recoupment.

(a)The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however; that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange or such other exchange as may constitute from time to time the principal trading market for the Company's Shares, and (ii) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award. The Board has delegated to the Vice President, Global Human Resources authority to approve non-material amendments necessary or advisable with the advice of the Company's Legal Staff.

(b)The Committee has the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, that it deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee or Officer of the Company may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

(c)The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant without his or her consent.

(d)If any provision of the Plan or any Award is invalid or unenforceable in any jurisdiction, (i) such provision shall be modified or eliminated, but only to the extent necessary to eliminate such invalidity or unenforceability and (ii) such invalidity, unenforceability, modification or elimination shall not affect the validity or enforceability of such provision in any other jurisdiction and shall not affect the validity or enforceability of any other provision of the Plan or any Award.

(e)Notwithstanding any provision of this Plan to the contrary, any RSUs accrued or granted and undelivered hereunder, are subject to forfeiture as may be determined by the Chief Executive Officer or Vice President, Global Human Resources, (i) if the Participant accruing or granted such Award engages or has engaged or indicates an intention to engage in an act (or omission to act) that causes or has the potential to cause tangible or intangible damage or injury to the Company in a non-trivial manner or to a non-trivial degree, or (ii) engages in any activity which is in any manner inimical or in any way contrary to the best interests of the Company, or (iii) as may be directed by the Special Master. For purposes of this provision, the determination of whether an action will cause damage to the Company, or is inimical or in any way contrary to the best interest of the Company shall be made in the sole discretion of the Chief Executive Officer or Vice President, Human Resources of the Company.

Section 18.General Provisions.

(a)An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner. For the avoidance of doubt, upon settlement of any Award, the cash or Shares delivered will not be subject to this restriction.

(b)Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant's employment or service contract with the Company or any Subsidiary and, accordingly, except as provided in Section 6(a) and (c) above, this Plan and the benefits hereunder may be terminated at any time in the sole discretion of the Company without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

(c)No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

(d)Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee's employment or a Participant's service at any time, with or without cause.

(e)All Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may be then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or other indicia of ownership of such Shares to make appropriate reference to such restrictions.

(f)No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(g)The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the minimum required tax withholding rate to the extent such limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.

(h)Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i)The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(j)Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 7(j) may not be made without stockholder approval or Participant approval, if such approval is required by Section 6. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

(k)If the Company shall have any unpaid claim against the Participant arising out of or in connection with such Participant's employment with the Company, such claim may be offset against Awards delivered under this Plan. Such claim may include, but is not limited to, unpaid taxes or corporate business credit card charges.

(l)Notwithstanding any provision of this Plan, no Plan elections, modifications or distributions will be allowed or implemented if they would cause the Participant to be subject to tax (including interest and penalties) under Section 409A of the Code. The settlement of Awards hereunder may be delayed up to six months following a Participant's termination of employment if the Participant is a “specified employee” for purposes of such Section 409A, and such delay is necessary to avoid the imposition of tax (including interest and penalties) under Section 409A.

Section 19.Term of Plan. The Plan shall terminate on the day after the date when all Awards hereunder are settled in accordance with the terms of the Plan, unless sooner terminated by the Board pursuant to Section 6.

Section 20.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)“ARRA” shall mean the American Recovery and Reinvestment Act of 2009.

(b)“Award” shall mean an award hereunder of Restricted Stock Units.

(c)“Board” shall mean the Board of Directors of the Company.

(d)“Chief Executive Officer” shall mean the Chief Executive Officer of the Company.

(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and any reference to any section of the Code shall also include any successor provision thereto.

(f)“Committee” shall mean the Executive Compensation Committee of the Board, its named successor, or such other persons or committee to whom the Board has delegated any authority, as may be appropriate.

(g)“Company” shall mean General Motors Company, a Delaware Company, or its successor.

(h)“Disability” shall mean the Participant is unable to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months

(i) “Employee” shall mean any individual who is employed by the Company or any Subsidiary who is classified by the Company as an executive or who is in the group of employees whose compensation structure or compensation is subject to approval by the Special Master.

(j)“Executive Officer” shall mean any Participant required to provide periodic statements of beneficial ownership of Company equity securities as an executive officer of the Company under Section 16(a) of the Securities Exchange Act of 1934.

(k)“Fair Market Value” shall mean the value of a Share, determined as follows: prior to the establishment of when-issued trading of the Shares on a national securities exchange, as determined by the Committee in its discretion; and after the establishment of when-issued trading of the Shares on a national securities exchange, the average of the high and low trading (or when-issued trading) prices for the Shares as reported on such national securities exchange for the applicable date or, if no such prices are reported for that date, the average of the high and low trading (or when-issued trading) prices on the immediately preceding date for which such prices were reported.

(l)“Issue Date” shall mean the last business day of each calendar quarter or any other date designated as an Issue Date by the Committee.

(m)“Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

(n)“Plan” shall mean this General Motors Company Salary Stock Plan.

(o)“Restricted Stock Unit” or “RSU” shall mean any unit granted pursuant to and described in Section 6.

(p)“Shares” shall mean shares of the common stock of the Company, $0.01 par value.

(q)“Special Master” shall mean the Office of the Special Master for TARP Executive Compensation, established by the Secretary of the U.S. Treasury under the ARRA or any other office or agency which succeeds to the powers thereof.

(r)“Subsidiary” shall mean (i) a company of which capital stock having ordinary voting power to elect a majority of the board of directors of such company is owned, directly or indirectly, by the Company or (ii) any unincorporated entity in respect of which the Company can exercise, directly or indirectly, comparable control to that described in clause (i).

(s)“Treasury Agreement” shall mean the Secured Credit Agreement among the Company, the U.S. Treasury, and the guarantors named therein dated July 10, 2009 as it may be subsequently restated or amended.

(t) “Unit” shall mean a Restricted Stock Unit or RSU.

(u)“U.S. Treasury” shall mean the United States Department of the Treasury.

(v)Vice President, Global Human Resources shall mean the Vice President, Global Human Resources of the Company.